Exhibit 99.1

FOR IMMEDIATE RELEASE

Institutional Investors:
Peter Sands
W. P. Carey Inc.
212-492-1110
institutionalir@wpcarey.com

Individual Investors:
W. P. Carey Inc.
212-492-8920
ir@wpcarey.com

Press Contact:
Guy Lawrence
Ross & Lawrence
212-308-3333
gblawrence@rosslawpr.com

W. P. Carey Inc. Announces Fourth Quarter and Full Year 2017 Financial Results

New York, NY – February 23, 2018 – W. P. Carey Inc. (NYSE: WPC) (W. P. Carey or the Company), an internally-managed net lease real estate investment trust, today reported its financial results for the fourth quarter and full year ended December 31, 2017.

Total Company

•	Net income attributable to W. P. Carey of $75.2 million, or $0.69 per diluted share, for the fourth quarter and $277.3 million, or $2.56 per diluted share, for 2017

•	AFFO of $142.1 million, or $1.31 per diluted share, for the fourth quarter and $573.0 million, or $5.30 per diluted share, for 2017

•	Quarterly cash dividend raised to $1.01 per share, equivalent to an annualized dividend rate of $4.04 per share

•	2018 full year AFFO guidance range of $5.30 to $5.50 per diluted share announced

Business Segments

Owned Real Estate

•	Segment net income attributable to W. P. Carey of $54.1 million for the fourth quarter and $192.1 million for 2017

•	Segment AFFO of $111.3 million, or $1.03 per diluted share, for the fourth quarter and $456.9 million, or $4.23 per diluted share, for 2017

•	Acquisitions and completed capital investment projects totaling $32.3 million during the fourth quarter, bringing total investment volume for 2017 to $95.9 million

•	Eight active capital investment projects for a total commitment of $148.1 million at year end

•	Gross disposition proceeds totaling $59.1 million during the fourth quarter, bringing total dispositions for 2017 to $191.6 million

•	Portfolio occupancy of 99.8%

W. P. Carey Inc. 12/31/2017 Earnings Release 8-K – 1

•	Weighted-average lease term of 9.6 years

Investment Management

•	Segment net income attributable to W. P. Carey of $21.1 million for the fourth quarter and $85.2 million for 2017

•	Segment AFFO of $30.7 million, or $0.28 per diluted share, for the fourth quarter and $116.1 million, or $1.07 per diluted share, for 2017

MANAGEMENT COMMENTARY

"Our fourth quarter and full year results reflect the continuing positive effects of the advancements we’ve made in recent years, with AFFO per diluted share up 7.4% and 3.5%, respectively, over the prior-year periods," said Jason Fox, Chief Executive Officer of W. P. Carey. “Reductions in our cost base and an improved cost of debt outweighed the near-term impacts of our decisions to be a net seller and refocus our business, which have improved the quality of our portfolio and the composition of our revenue streams."

“Looking ahead, we remain well positioned to create long-term value for shareholders by driving earnings growth through accretive acquisitions and same-store growth, supported by proactive asset management, a resilient and flexible balance sheet and constant attention to our cost of capital.”

FINANCIAL RESULTS

As previously announced, as a result of its decision to exit non-traded retail fundraising activities in June 2017, the Company revised its segment presentation recognizing equity income earned through its ownership interests in the Managed REITs and its special member interests in the operating partnerships of the Managed REITs within its Investment Management segment. Prior to the 2017 second quarter, these items were recognized within its Owned Real Estate segment. For purposes of comparability, segment financial statements for all periods presented have been revised to reflect this change.

QUARTERLY FINANCIAL RESULTS

Revenues

•	Total Company: Revenues excluding reimbursable costs (net revenues) for the 2017 fourth quarter totaled $185.3 million, down 8.5% from $202.5 million for the 2016 fourth quarter.

•
Owned Real Estate: Owned Real Estate net revenues for the 2017 fourth quarter were $162.3 million, down 1.8% from $165.3 million for the 2016 fourth quarter, due primarily to lower lease revenues resulting from the non-cash acceleration of amortization of certain lease intangible assets during the current-year period, which more than offset the positive impact of a stronger euro relative to the U.S. dollar on lease revenues.

•
Investment Management: Investment Management net revenues for the 2017 fourth quarter were $23.1 million, down 37.9% from $37.2 million for the 2016 fourth quarter, due primarily to lower structuring revenues and the cessation of dealer manager fees resulting from the Company’s strategic decision to exit non-traded retail fundraising.

Net Income Attributable to W. P. Carey

•
Net income attributable to W. P. Carey for the 2017 fourth quarter was $75.2 million, up 57.7% compared to $47.7 million for the 2016 fourth quarter, due primarily to a higher aggregate gain on sale of real estate, lower general and administrative expenses resulting primarily from the Company’s strategic decision to exit non-traded retail fundraising and lower impairment charges recorded during the current-year period.

W. P. Carey Inc. 12/31/2017 Earnings Release 8-K – 2

Adjusted Funds from Operations (AFFO)

•
AFFO for the 2017 fourth quarter was $1.31 per diluted share, up 7.4% from $1.22 per diluted share for the 2016 fourth quarter, due primarily to lower general and administrative expenses, the positive impact of a stronger euro relative to the U.S. dollar on lease revenues and lower interest expense, which more than offset lower structuring revenues.

Note: Further information concerning AFFO, a non-GAAP supplemental performance metric, is presented in the accompanying tables and related notes.

Dividend

•
As previously announced, on December 6, 2017, the Company’s Board of Directors declared a quarterly cash dividend of $1.01 per share, equivalent to an annualized dividend rate of $4.04 per share. The dividend was paid on January 16, 2018 to stockholders of record as of December 29, 2017.

FULL YEAR FINANCIAL RESULTS

Revenues

•	Total Company: Net revenues for the 2017 full year totaled $775.3 million, down 8.8% from $849.7 million for the 2016 full year.

•
Owned Real Estate: Net revenues from Owned Real Estate for the 2017 full year totaled $665.7 million, down 8.8% from $729.9 million for the 2016 full year, due primarily to $32.2 million of lease termination income and $16.7 million of lease revenues from the non-cash acceleration of amortization of lease intangible liabilities, both recognized and related to a property sold in 2016. Furthermore, additional lease revenues from acquisitions and capital investment projects completed during 2017 were more than offset by a reduction in lease revenues due to property dispositions.

•
Investment Management: Net revenues from Investment Management for the 2017 full year totaled $109.6 million, down 8.4% from $119.7 million for the 2016 full year, due primarily to lower structuring revenues and the cessation of dealer manager fees during 2017 resulting from the Company’s strategic decision to exit non-traded retail fundraising, which more than offset higher asset management fees.

Net Income Attributable to W. P. Carey

•
Net income attributable to W. P. Carey for the 2017 full year totaled $277.3 million, up 3.6% compared to $267.7 million for the 2016 full year, due primarily to lower impairment charges recorded during the current year, lower interest expense and lower general and administrative expenses, which more than offset a lower aggregate gain on sale of real estate.

AFFO

•
AFFO for the 2017 full year totaled $5.30 per diluted share, up 3.5% compared to $5.12 per diluted share for the 2016 full year, due primarily to lower interest expense, lower general and administrative expenses, a lower provision for income taxes and higher asset management fees, which more than offset lower lease revenues and lower structuring revenues.

Note: Further information concerning AFFO, a non-GAAP supplemental performance metric, is presented in the accompanying tables and related notes.

Dividends

•	Dividends declared during 2017 totaled $4.01 per share, an increase of 2.0% compared to total dividends declared during 2016 of $3.93 per share.

W. P. Carey Inc. 12/31/2017 Earnings Release 8-K – 3

AFFO GUIDANCE

•	For the 2018 full year, the Company expects to report AFFO of between $5.30 and $5.50 per diluted share, based on the following key assumptions:

(i)	acquisitions for the Company’s Owned Real Estate portfolio of between $500 million and $1 billion;

(ii)	dispositions from the Company’s Owned Real Estate portfolio of between $300 million and $500 million; and

(iii)	total general and administrative expenses of between $65 million and $70 million.

Note: The Company does not provide guidance on net income. The Company only provides guidance on AFFO and does not provide a reconciliation of this forward-looking non-GAAP guidance to net income due to the inherent difficulty in quantifying certain items necessary to provide such reconciliation as a result of their unknown effect, timing and potential significance. Examples of such items include impairments of assets, gains and losses from sales of assets and depreciation and amortization from new acquisitions.

OWNED REAL ESTATE

Investments

•
During the 2017 fourth quarter, the Company completed investments totaling $32.3 million, comprised of one acquisition for $25.9 million and one build-to-suit project placed into service at a total cost of $6.4 million, bringing total investment activity for the year ended December 31, 2017 to $95.9 million, including transaction-related costs and fees.

•
As of December 31, 2017, the Company had eight active capital investment projects for an expected total investment of approximately $148.1 million, of which $100.4 million is expected to be completed during 2018.

Dispositions

•	During the 2017 fourth quarter, the Company disposed of five properties for total gross proceeds of $59.1 million, bringing total dispositions for the year ended December 31, 2017 to $191.6 million.

Composition

•
As of December 31, 2017, the Company’s Owned Real Estate portfolio consisted of 887 net lease properties, comprising 84.9 million square feet leased to 210 tenants, and two hotel operating properties. As of that date, the weighted-average lease term of the net lease portfolio was 9.6 years and the occupancy rate was 99.8%.

INVESTMENT MANAGEMENT

•
W. P. Carey is the advisor to CPA®:17 – Global and CPA:18 – Global (the CPA REITs), Carey Watermark Investors Incorporated (CWI® 1) and Carey Watermark Investors 2 Incorporated (CWI 2) (the CWI REITs, and together with the CPA REITs, the Managed REITs), and Carey European Student Housing Fund I, L.P. (CESH I, and together with the Managed REITs, the Managed Programs).

W. P. Carey Inc. 12/31/2017 Earnings Release 8-K – 4

Acquisitions

•
During the 2017 fourth quarter, the Company structured new investments on behalf of the Managed Programs totaling $147.2 million, comprised primarily of a build-to-suit expansion with an existing tenant and student housing investments within the CPA REITs.

•	This activity brought total investment volume on behalf of the Managed Programs for the year ended December 31, 2017 to $1.2 billion, primarily related to the CWI REITs and CESH I.

Assets Under Management

•	As of December 31, 2017, the Managed Programs had total assets under management of approximately $13.1 billion, up 1.6% from $12.9 billion as of December 31, 2016.

* * * * *

Supplemental Information

The Company has provided supplemental unaudited financial and operating information regarding the 2017 fourth quarter, including a description of non-GAAP financial measures and reconciliations to GAAP measures, in a Current Report on Form 8-K filed with the Securities and Exchange Commission (SEC) on February 23, 2018.

* * * * *

Live Conference Call and Audio Webcast Scheduled for 10:00 a.m. Eastern Time
Please call to register at least 10 minutes prior to the start time.

Date/Time: Friday, February 23, 2018 at 10:00 a.m. Eastern Time
Call-in Number: 1-877-465-1289 (US) or +1-201-689-8762 (international)

Audio Webcast: www.wpcarey.com/earnings

Audio Webcast Replay

An audio replay of the call will be available at www.wpcarey.com/earnings.

* * * * *

W. P. Carey Inc.

Celebrating its 45th anniversary, W. P. Carey Inc. is a leading internally-managed net lease REIT that provides long-term sale-leaseback and build-to-suit financing solutions primarily for companies in the U.S. and Europe. At December 31, 2017, the Company had an enterprise value of approximately $11.5 billion. In addition to its owned portfolio of diversified global real estate, W. P. Carey manages a series of investment programs. Its corporate finance-focused credit and real estate underwriting process is a constant that has been successfully leveraged across a wide variety of industries and property types. Furthermore, its portfolio of long-term leases with creditworthy tenants has an established history of generating stable cash flows, enabling it to deliver consistent and rising dividend income to investors for over four decades.
www.wpcarey.com

* * * * *

W. P. Carey Inc. 12/31/2017 Earnings Release 8-K – 5

Cautionary Statement Concerning Forward-Looking Statements

Certain of the matters discussed in this communication constitute forward-looking statements within the meaning of the Securities Act of 1933 and the Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. The forward-looking statements include, among other things, statements regarding the intent, belief or expectations of W. P. Carey and can be identified by the use of words such as “may,” “will,” “should,” “would,” “assume,” “outlook,” “seek,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “forecast” and other comparable terms. These forward-looking statements include, but are not limited to, the statements made by Mr. Fox; statements regarding reductions in our cost base and improved cost of debt, including the continuing nature of those changes; weighted-average lease term, criticality, yields and occupancy rate of our owned real estate and other portfolio characteristics; growth in assets under management; the acquisition environment and our risk-reward criteria, including the impact of such factors on the types of investments we make and whether they are accretive, as well as same store growth; annualized dividends and payout ratio; disposition and capital recycling plans, and the intended results thereof; our access to capital markets, as well as our financing activities, cost of debt and interest expense levels, including the characteristics of our balance sheet and cost of capital; adjusted funds from operations coverage and guidance, including underlying assumptions, such as the timing of acquisitions, our level of general and administrative expense, and dispositions and the impact thereof, and current trends; our revenue mix and the stability and recurring nature of our income streams, as well as the benefits and results of our strategic shift towards focusing exclusively on net lease investing for our Owned Portfolio; and anticipated future financial and operating performance and results, including underlying assumptions and estimates of growth, and our ability to create long-term shareholder value. These statements are based on the current expectations of the management of W. P. Carey. It is important to note that W. P. Carey’s actual results could be materially different from those projected in such forward-looking statements. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of W. P. Carey. Discussions of some of these other important factors and assumptions are contained in W. P. Carey’s filings with the SEC and are available at the SEC’s website at http://www.sec.gov, including Item 1A. Risk Factors in W. P. Carey’s Annual Report on Form 10-K for the year ended December 31, 2017. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication, unless noted otherwise. Except as required under the federal securities laws and the rules and regulations of the SEC, W. P. Carey does not undertake any obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events.

* * * * *

W. P. Carey Inc. 12/31/2017 Earnings Release 8-K – 6

W. P. CAREY INC.
Consolidated Balance Sheets
(in thousands, except share and per share amounts)

	December 31,
	2017	2016
Assets
Investments in real estate:
Land, buildings and improvements (a)	$5,457,265	$5,285,837
Net investments in direct financing leases	721,607	684,059
In-place lease and other intangible assets	1,213,976	1,172,238
Above-market rent intangible assets	640,480	632,383
Assets held for sale	—	26,247
Investments in real estate	8,033,328	7,800,764
Accumulated depreciation and amortization (b)	(1,329,613)	(1,018,864)
Net investments in real estate	6,703,715	6,781,900
Equity investments in the Managed Programs and real estate (c)	341,457	298,893
Cash and cash equivalents	162,312	155,482
Due from affiliates	105,308	299,610
Other assets, net	274,650	282,149
Goodwill	643,960	635,920
Total assets	$8,231,402	$8,453,954

Liabilities and Equity
Debt:
Unsecured senior notes, net	$2,474,661	$1,807,200
Unsecured term loans, net	388,354	249,978
Unsecured revolving credit facility	216,775	676,715
Non-recourse mortgages, net	1,185,477	1,706,921
Debt, net	4,265,267	4,440,814
Accounts payable, accrued expenses and other liabilities	263,053	266,917
Below-market rent and other intangible liabilities, net	113,957	122,203
Deferred income taxes	67,009	90,825
Distributions payable	109,766	107,090
Total liabilities	4,819,052	5,027,849
Redeemable noncontrolling interest	965	965

Preferred stock, $0.001 par value, 50,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 450,000,000 shares authorized; 106,922,616 and 106,294,162 shares, respectively, issued and outstanding	107	106
Additional paid-in capital	4,433,573	4,399,961
Distributions in excess of accumulated earnings	(1,052,064)	(894,137)
Deferred compensation obligation	46,656	50,222
Accumulated other comprehensive loss	(236,011)	(254,485)
Total stockholders’ equity	3,192,261	3,301,667
Noncontrolling interests	219,124	123,473
Total equity	3,411,385	3,425,140
Total liabilities and equity	$8,231,402	$8,453,954
________

(a)	Includes $83.0 million and $81.7 million of amounts attributable to operating properties as of December 31, 2017 and 2016, respectively.

(b)
Includes $630.0 million and $484.4 million of accumulated depreciation on buildings and improvements as of December 31, 2017 and 2016, respectively, and $699.7 million and $534.4 million of accumulated amortization on lease intangibles as of December 31, 2017 and 2016, respectively.

(c)
Our equity investments in the Managed Programs totaled $201.4 million and $160.8 million as of December 31, 2017 and 2016, respectively. Our equity investments in real estate joint ventures totaled $140.0 million and $138.1 million as of December 31, 2017 and 2016, respectively.

W. P. Carey Inc. 12/31/2017 Earnings Release 8-K – 7

W. P. CAREY INC.
Quarterly Consolidated Statements of Income
(in thousands, except share and per share amounts)

	Three Months Ended
	December 31, 2017	September 30, 2017	December 31, 2016
Revenues
Owned Real Estate:
Lease revenues	$154,826	$161,511	$157,105
Operating property revenues	6,910	8,449	7,071
Reimbursable tenant costs	5,584	5,397	6,201
Lease termination income and other	515	1,227	1,093
	167,835	176,584	171,470
Investment Management:
Asset management revenue	16,854	17,938	16,375
Structuring revenue	6,217	9,817	16,338
Reimbursable costs from affiliates	6,055	6,211	20,061
Dealer manager fees	—	105	2,623
Other advisory revenue	—	99	1,913
	29,126	34,170	57,310
	196,961	210,754	228,780
Operating Expenses
Depreciation and amortization	64,015	64,040	62,675
General and administrative	17,702	17,236	24,230
Reimbursable tenant and affiliate costs	11,639	11,608	26,262
Property expenses, excluding reimbursable tenant costs	9,560	10,556	10,956
Stock-based compensation expense	4,268	4,635	3,051
Impairment charges	2,769	—	9,433
Subadvisor fees (a)	2,002	5,206	4,131
Other expenses	(533)	65	18
Restructuring and other compensation (b)	289	1,356	—
Dealer manager fees and expenses	—	462	3,808
	111,711	115,164	144,564
Other Income and Expenses
Interest expense	(40,401)	(41,182)	(43,913)
Equity in earnings of equity method investments in the Managed Programs and real estate	16,930	16,318	16,476
Other income and (expenses)	1,356	(4,569)	(3,731)
	(22,115)	(29,433)	(31,168)
Income before income taxes and gain on sale of real estate	63,135	66,157	53,048
Benefit from (provision for) income taxes	192	(1,760)	(7,826)
Income before gain on sale of real estate	63,327	64,397	45,222
Gain on sale of real estate, net of tax	11,146	19,257	3,248
Net Income	74,473	83,654	48,470
Net loss (income) attributable to noncontrolling interests	736	(3,376)	(766)
Net Income Attributable to W. P. Carey	$75,209	$80,278	$47,704

Basic Earnings Per Share	$0.69	$0.74	$0.44
Diluted Earnings Per Share	$0.69	$0.74	$0.44
Weighted-Average Shares Outstanding
Basic	108,041,556	108,019,292	107,487,181
Diluted	108,208,918	108,143,694	107,715,965

W. P. Carey Inc. 12/31/2017 Earnings Release 8-K – 8

W. P. CAREY INC.
Full Year Consolidated Statements of Income
(in thousands, except share and per share amounts)

	Years Ended December 31,
	2017	2016
Revenues
Owned Real Estate:
Lease revenues	$630,373	$663,463
Operating property revenues	30,562	30,767
Reimbursable tenant costs	21,524	25,438
Lease termination income and other (c)	4,749	35,696
	687,208	755,364
Investment Management:
Asset management revenue	70,125	61,971
Reimbursable costs from affiliates	51,445	66,433
Structuring revenue	34,198	47,328
Dealer manager fees	4,430	8,002
Other advisory revenue	896	2,435
	161,094	186,169
	848,302	941,533
Operating Expenses
Depreciation and amortization	253,334	276,510
Reimbursable tenant and affiliate costs	72,969	91,871
General and administrative	70,891	82,352
Property expenses, excluding reimbursable tenant costs	40,756	49,431
Stock-based compensation expense	18,917	18,015
Subadvisor fees (a)	13,600	14,141
Restructuring and other compensation (b)	9,363	11,925
Dealer manager fees and expenses	6,544	12,808
Impairment charges	2,769	59,303
Other expenses (d) (e)	605	5,377
	489,748	621,733
Other Income and Expenses
Interest expense	(165,775)	(183,409)
Equity in earnings of equity method investments in the Managed Programs and real estate	64,750	64,719
Other income and (expenses)	(3,613)	5,667
	(104,638)	(113,023)
Income before income taxes and gain on sale of real estate	253,916	206,777
Provision for income taxes	(2,711)	(3,288)
Income before gain on sale of real estate	251,205	203,489
Gain on sale of real estate, net of tax	33,878	71,318
Net Income	285,083	274,807
Net income attributable to noncontrolling interests	(7,794)	(7,060)
Net Income Attributable to W. P. Carey	$277,289	$267,747

Basic Earnings Per Share	$2.56	$2.50
Diluted Earnings Per Share	$2.56	$2.49
Weighted-Average Shares Outstanding
Basic	107,824,738	106,743,012
Diluted	108,035,971	107,073,203
__________

(a)
We earn investment management revenue from CWI 1 and CWI 2 in our role as their advisor. Pursuant to the terms of their subadvisory agreements, however, 20% of the fees we receive from CWI 1 and 25% of the fees we receive from CWI 2 are paid to their respective subadvisors. In connection with the acquisitions of multi-family properties on behalf of CPA:18 – Global, we entered into agreements with third-party advisors for the day-to-day management of the properties for which we pay 100% of asset management fees paid to us by CPA:18 – Global. Pursuant to the terms of the subadvisory agreement we had with the subadvisor in connection with Carey Credit Income Fund (CCIF) (prior to our resignation as the advisor to CCIF in the third quarter of 2017), we paid a subadvisory fee equal to 50% of the asset management fees and organization and offering costs paid to us by CCIF.

(b)
Amounts for the three months ended December 31, 2017, September 30, 2017 and year ended December 31, 2017 represent restructuring expenses resulting from our exit from non-traded retail fundraising activities, which we announced in June 2017. Amount for the year ended December 31, 2016 represents restructuring and other compensation-related expenses resulting from a reduction in headcount and employee severance arrangements, primarily in connection with the reduction in force that we completed in March 2016.

(c)	Amount for the year ended December 31, 2016 includes $32.2 million of lease termination income related to a domestic property sold during that year.

(d)	Amount for the year ended December 31, 2017 is primarily comprised of an accrual for estimated one-time legal settlement expenses.

(e)	Amount for the year ended December 31, 2016 reflects expenses related to our formal strategic review of $5.2 million, which was completed in May 2016.

W. P. Carey Inc. 12/31/2017 Earnings Release 8-K – 9

W. P. CAREY INC.
Quarterly Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended
	December 31, 2017	September 30, 2017	December 31, 2016
Net income attributable to W. P. Carey	$75,209	$80,278	$47,704
Adjustments:
Depreciation and amortization of real property	62,603	62,621	61,373
Gain on sale of real estate, net	(11,146)	(19,257)	(3,248)
Impairment charges	2,769	—	9,433
Proportionate share of adjustments for noncontrolling interests	(2,696)	(2,692)	(3,184)
Proportionate share of adjustments to equity in net income of partially owned entities	877	866	1,059
Total adjustments	52,407	41,538	65,433
FFO (as defined by NAREIT) Attributable to W. P. Carey (a)	127,616	121,816	113,137
Adjustments:
Above- and below-market rent intangible lease amortization, net (b)	17,922	12,459	12,653
Tax benefit – deferred	(10,497)	(1,234)	(2,433)
Stock-based compensation	4,268	4,635	3,051
Other amortization and non-cash items (c)	2,198	6,208	5,584
Amortization of deferred financing costs	2,043	2,184	926
Straight-line and other rent adjustments	(2,002)	(3,212)	(4,953)
Other expenses	(533)	65	18
Realized (gains) losses on foreign currency	(472)	(449)	1,102
Restructuring and other compensation (d)	289	1,356	—
(Gain) loss on extinguishment of debt	(81)	1,566	224
Proportionate share of adjustments to equity in net income of partially owned entities	2,884	3,064	2,810
Proportionate share of adjustments for noncontrolling interests	(1,573)	(216)	(595)
Total adjustments	14,446	26,426	18,387
AFFO Attributable to W. P. Carey (a)	$142,062	$148,242	$131,524

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (a)	$127,616	$121,816	$113,137
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (a)	$1.18	$1.13	$1.05
AFFO attributable to W. P. Carey (a)	$142,062	$148,242	$131,524
AFFO attributable to W. P. Carey per diluted share (a)	$1.31	$1.37	$1.22
Diluted weighted-average shares outstanding	108,208,918	108,143,694	107,715,965

W. P. Carey Inc. 12/31/2017 Earnings Release 8-K – 10

W. P. CAREY INC.
Full Year Reconciliation of Net Income to Adjusted Funds from Operations (AFFO) (Unaudited)
(in thousands, except share and per share amounts)

	Years Ended December 31,
	2017	2016
Net income attributable to W. P. Carey	$277,289	$267,747
Adjustments:
Depreciation and amortization of real property	248,042	270,822
Gain on sale of real estate, net	(33,878)	(71,318)
Impairment charges	2,769	59,303
Proportionate share of adjustments for noncontrolling interests	(10,491)	(11,725)
Proportionate share of adjustments to equity in net income of partially owned entities	5,293	5,053
Total adjustments	211,735	252,135
FFO (as defined by NAREIT) Attributable to W. P. Carey (a)	489,024	519,882
Adjustments:
Above- and below-market rent intangible lease amortization, net (b)	55,195	36,504
Stock-based compensation	18,917	18,015
Tax benefit – deferred	(18,664)	(24,955)
Other amortization and non-cash items (c) (e)	17,193	(2,111)
Straight-line and other rent adjustments (f)	(11,679)	(39,215)
Restructuring and other compensation (d)	9,363	11,925
Amortization of deferred financing costs	8,169	3,197
Realized (gains) losses on foreign currency	(896)	3,671
Other expenses (g)	605	5,377
(Gain) loss on extinguishment of debt	(46)	4,109
Allowance for credit losses	—	7,064
Proportionate share of adjustments to equity in net income of partially owned entities	8,476	3,551
Proportionate share of adjustments for noncontrolling interests	(2,678)	683
Total adjustments	83,955	27,815
AFFO Attributable to W. P. Carey (a)	$572,979	$547,697

Summary
FFO (as defined by NAREIT) attributable to W. P. Carey (a)	$489,024	$519,882
FFO (as defined by NAREIT) attributable to W. P. Carey per diluted share (a)	$4.53	$4.86
AFFO attributable to W. P. Carey (a)	$572,979	$547,697
AFFO attributable to W. P. Carey per diluted share (a)	$5.30	$5.12
Diluted weighted-average shares outstanding	108,035,971	107,073,203
__________

(a)	FFO and AFFO are non-GAAP measures. See below for a description of FFO and AFFO.

(b)
Amounts for the three months and year ended December 31, 2017 include an adjustment of $5.7 million related to accelerated amortization of an above-market rent intangible in connection with a lease restructuring. Amount for the year ended December 31, 2016 includes an adjustment of $16.7 million related to accelerated amortization of a below-market rent intangible from a tenant of a domestic property that was sold during 2016.

(c)	Represents primarily unrealized gains and losses from foreign exchange and derivatives.

(d)
Amounts for the three months ended December 31, 2017, September 30, 2017 and year ended December 31, 2017 represent restructuring expenses resulting from our exit from non-traded retail fundraising activities, which we announced in June 2017. Amount for the year ended December 31, 2016 represents restructuring and other compensation-related expenses resulting from a reduction in headcount and employee severance arrangements, primarily in connection with the reduction in force that we completed in March 2016.

(e)	Amount for the year ended December 31, 2016 includes an adjustment of $0.6 million to exclude a portion of a gain recognized on the deconsolidation of an affiliate.

(f)
Amount for the year ended December 31, 2016 includes an adjustment to exclude $27.2 million of the $32.2 million of lease termination income recognized in connection with a domestic property that was sold during 2016, as such amount was determined to be non-core income. Amount for the year ended December 31, 2016 also reflects an adjustment to include $1.8 million of lease termination income received in December 2015 that represented core income for the year ended December 31, 2016.

(g)
Amount for the year ended December 31, 2017 is primarily comprised of an accrual for estimated one-time legal settlement expenses. Amount for the year ended December 31, 2016 reflects expenses related to our formal strategic review of $5.2 million, which was completed in May 2016.

W. P. Carey Inc. 12/31/2017 Earnings Release 8-K – 11

Non-GAAP Financial Disclosure

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc., or NAREIT, an industry trade group, has promulgated a non-GAAP measure known as FFO, which we believe to be an appropriate supplemental measure, when used in addition to and in conjunction with results presented in accordance with GAAP, to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental non-GAAP measure. FFO is not equivalent to nor a substitute for net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004. The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property, impairment charges on real estate and depreciation and amortization from real estate assets; and after adjustments for unconsolidated partnerships and jointly owned investments. Adjustments for unconsolidated partnerships and jointly owned investments are calculated to reflect FFO. Our FFO calculation complies with NAREIT’s policy described above.

We modify the NAREIT computation of FFO to include other adjustments to GAAP net income to adjust for certain non-cash charges such as amortization of real estate-related intangibles, deferred income tax benefits and expenses, straight-line rents, stock-based compensation, gains or losses from deconsolidation of subsidiaries and amortization of deferred financing costs. Our assessment of our operations is focused on long-term sustainability and not on such non-cash items, which may cause short-term fluctuations in net income but have no impact on cash flows. Additionally, we exclude non-core income and expenses such as certain lease termination income, gains or losses from extinguishment of debt, restructuring and other compensation-related expenses resulting from a reduction in headcount and employee severance arrangements and other expenses (which includes expenses related to the formal strategic review that we completed in May 2016 and accruals for estimated one-time legal settlement expenses). We also exclude realized and unrealized gains/losses on foreign exchange transactions (other than those realized on the settlement of foreign currency derivatives), which are not considered fundamental attributes of our business plan and do not affect our overall long-term operating performance. We refer to our modified definition of FFO as AFFO. We exclude these items from GAAP net income to arrive at AFFO as they are not the primary drivers in our decision-making process and excluding these items provides investors a view of our portfolio performance over time and makes it more comparable to other REITs which are currently not engaged in acquisitions, mergers and restructuring which are not part of our normal business operations. We use AFFO as one measure of our operating performance when we formulate corporate goals, evaluate the effectiveness of our strategies and determine executive compensation.

We believe that AFFO is a useful supplemental measure for investors to consider as we believe it will help them to better assess the sustainability of our operating performance without the potentially distorting impact of these short-term fluctuations. However, there are limits on the usefulness of AFFO to investors. For example, impairment charges and unrealized foreign currency losses that we exclude may become actual realized losses upon the ultimate disposition of the properties in the form of lower cash proceeds or other considerations. We use our FFO and AFFO measures as supplemental financial measures of operating performance. We do not use our FFO and AFFO measures as, nor should they be considered to be, alternatives to net earnings computed under GAAP or as alternatives to cash from operating activities computed under GAAP or as indicators of our ability to fund our cash needs.

W. P. Carey Inc. 12/31/2017 Earnings Release 8-K – 12